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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated November 7, 2006, accompanying the consolidated financial statements of Accuray Incorporated contained in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-138622) and Prospectus. We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

San Francisco, California
February 7, 2007

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM